                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                MORGAN STANLEY QUALITY MUNICIPAL INVESTMENT TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Quality Municipal Investment Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                               Withheld/      Broker
Matter                                                          Votes For     Abstentions   Non-Votes
------                                                        -------------   -----------   ---------
(1) David C. Arch..........................................   8,639,070.964   459,256.748       0
    Bob R. Baker...........................................   8,622,484.964   475,842.748       0
    Frank S. Bayley........................................   8,619,904.229   478,423.483       0
    James T. Bunch.........................................   8,637,562.964   460,764.748       0
    Bruce L. Crockett......................................   8,636,794.964   461,532.748       0
    Rod Dammeyer...........................................   8,632,300.229   466,027.483       0
    Albert R. Dowden.......................................   8,627,866.229   470,461.483       0
    Jack M. Fields.........................................   8,643,012.229   455,315.483       0
    Martin L. Flanagan.....................................   8,489,419.229   608,908.483       0
    Carl Frischling........................................   8,619,229.964   479,097.748       0
    Prema Mathai-Davis.....................................   8,625,988.229   472,339.483       0
    Lewis F. Pennock ......................................   8,639,088.964   459,238.748       0
    Larry Soll.............................................   8,634,975.229   463,352.483       0
    Hugo F. Sonnenschein...................................   8,629,290.964   469,036.748       0
    Raymond Stickel, Jr....................................   8,636,384.229   461,943.483       0
    Philip A. Taylor ......................................   8,494,106.229   604,221.483       0
    Wayne W. Whalen........................................   8,625,919.229   472,408.483       0

                                                                                 Votes       Withheld/        Broker
Matter                                                          Votes For       Against     Abstentions     Non-Votes
------                                                        -------------   -----------   -----------   -------------
(2) Approve a new advisory agreement between the Trust and
       Invesco Advisors, Inc...............................   6,953,248.229   372,324.365   468,310.118   1,304,445.000

                                                                                 Votes       Withheld/        Broker
Matter                                                          Votes For       Against     Abstentions     Non-Votes
------                                                        -------------   -----------   -----------   -------------
(3) Approve a new sub-advisory agreement between Invesco
    Advisors, Inc. and each of Invesco TriMark Ltd.;
    Invesco Asset Management Deutschland, GmbH; Invesco
    Asset Management Limited; Invesco Asset Management
    (Japan) Limited; Invesco Australia Limited; Invesco
    Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
    and Invesco Senior Secured Management, Inc.............   6,909,743.229   383,555.365   500,584.118   1,304,445.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.